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                                                                     EXHIBIT 2.2
                                ESCROW AGREEMENT

      This Escrow Agreement (the "Agreement") is entered into as of May 25, 2005, by and among QuatRx Pharmaceuticals Company, a Delaware corporation ("QuatRx"), Hormos Medical Corporation, a Finnish corporation ("Hormos"), Bio Fund Ventures I LP, a Finnish company, Bio Fund Ventures II LP, a Finish company, Bio Fund Ventures II Follow-on Fund LP, a Finnish company, The Finnish National Fund for Research and Development, a Finnish entity, BI Biomedical Venture III Ltd. (P/S), a Danish corporation, H&B Capital LP, a Swedish corporation, Mr. Ari Jauho, as representative and on behalf of certain institutional selling shareholders of Hormos (the "Institutional Securityholder Representative"), Mr. Kauko Kurkela, as representative and on behalf of certain individual selling shareholders of Hormos who are natural persons (the "Individual Securityholder Representative", and, together with the Institutional Securityholder Representative, the "Securityholder Representatives") and U.S. Bank, National Association (the "Escrow Agent").

                                    RECITALS

      QuatRx, Hormos and certain of the holders of the outstanding shares of Hormos (the "Sellers") have entered into an Exchange Agreement dated as of May 13, 2005 (the "Exchange Agreement"), pursuant to which QuatRx will acquire all of the outstanding shares of Hormos held by the Sellers in consideration of newly issued shares of Series D Preferred Stock, par value $0.01 per share ("QuatRx Series D Preferred Stock") and Series D-1 Preferred Stock, par value $0.01 per share, of QuatRx ("QuatRx Series D-1 Preferred Stock") and newly issued shares of common stock, par value $0.01 per share, of QuatRx ("QuatRx Common Stock" and, together with the QuatRx Series D Preferred Stock and QuatRx Series D-1 Preferred Stock, "QuatRx Stock"). The Exchange Agreement provides that QuatRx will deposit a portion of the shares of QuatRx Stock to which Sellers are entitled into escrow hereunder to (i) secure the indemnification obligations of Sellers to QuatRx and its affiliates, officers, directors, employees, representatives and agents under the Exchange Agreement and (ii) serve as an "earn out" under certain circumstances described herein. The parties desire to establish the terms and conditions pursuant to which such escrow fund will be established and maintained.

                                    AGREEMENT

      The parties agree as follows:

      1. DEFINED TERMS. Capitalized terms used in this Agreement and not otherwise defined shall have the meanings given them in the Exchange Agreement.

      2. CONSENT OF SELLERS.

         (a) Sellers have consented to:

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                 (i) the establishment of the Escrow Fund (as defined below) to secure the indemnification obligations of Sellers and provide an "earn out" under Section 3.1 of the Exchange Agreement and

                 (ii) all of the other terms, conditions and limitations set forth in this Agreement.

            (b) Certain Sellers ("Accredited Sellers"), namely Bio Fund Ventures I LP and II LP, Bio Fund Ventures II Follow-on Fund LP, The Finnish National Fund for Research and Development, BI Biomedical Venture III Ltd. (P/S) and H&B Capital LP shall represent themselves in connection with the transactions contemplated by this Agreement.

            (c) Each Seller, excluding the Accredited Sellers, (each a "Represented Seller") has consented to the appointment of either the Institutional Securityholder Representative or the Individual Securityholder Representative, as applicable, as its representative for purposes of this Agreement and as attorney-in-fact and agent for and on behalf of such Represented Seller with respect to the subject matter of this Agreement.

      3. ESCROW; INDEMNIFICATION AND EARN OUT.

            (a) ESCROW FUND. As soon as practicable after the Closing Date, QuatRx shall deposit with the Escrow Agent: 321,415 shares of QuatRx Series D Preferred Stock, 1,277,995 shares of QuatRx Series D-1 Preferred Stock and 3,570,046 shares of QuatRx Common Stock registered in the name of U.S. Bank, National Association as Escrow Agent, which is equal to thirty percent (30%) of the shares of QuatRx Series D Preferred Stock, thirty percent (30%) of the shares of QuatRx Series D-1 Preferred Stock and thirty percent (30%) of the shares of QuatRx Common Stock that each Seller is entitled to receive in the Exchange, pursuant to Section 2.1 of the Exchange Agreement (the "Initial Escrow Shares"). In addition, from time to time thereafter, QuatRx shall deposit with Escrow Agent additional shares of QuatRx Stock or other equity securities or dividends issued or distributed by QuatRx (including shares issued upon a stock split) in respect of the Initial Escrow Shares (the "New Shares" and, together with the Initial Escrow Shares, the "Escrow Fund"). Exhibit A hereto sets forth the name of each Seller and the number of Escrow Shares contributed to the Escrow Fund on behalf of each such Seller pursuant to Section 3.1 of the Exchange Agreement. One-third of the Escrow Fund shall be allocable to indemnification claims under Section 3(b) below (the "Indemnification Fund"), and two-thirds of the Escrow Fund shall be allocable to an "earn out" under
Section 3(c) below (the "Earn Out Fund"). The value of the Escrow Fund, as determined in accordance with Section 4(a)(iii) below, contributed by each Seller divided by the aggregate value of the Escrow Fund, as determined in accordance with Section 4(a)(iii) below, contributed by all Sellers to the Escrow Fund shall be each such Seller's "proportionate interest" in the Escrow Fund. The Escrow Fund shall be held as a trust fund and shall not be subject to any lien, attachment, trustee process or any other judicial process of any creditor of any party hereto. Escrow Agent agrees to accept delivery of the Escrow Fund and to hold such Escrow Fund in escrow subject to the terms and conditions of this Agreement and Section 3 of the Exchange Agreement.

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            (b) INDEMNIFICATION. Sellers have agreed in Section 11.2 of the
Exchange Agreement to indemnify and hold harmless QuatRx and each of its affiliates, officers, directors, employees, representatives and agents (each of which is an "Indemnified Person" and collectively "Indemnified Persons") from and against Losses, as defined in Section 11.2 of the Exchange Agreement. The Indemnification Fund shall be security for this indemnity obligation of Sellers, subject to the limitations, and in the manner provided, in this Agreement and the Exchange Agreement.

            (c) EARN OUT. Sellers have agreed in Section 3.1(b) of the Exchange Agreement that the Earn Out Fund shall be released to Sellers if any of the following events shall occur, within ten (10) Business Days of the earliest to occur of such events (each an "Earn Out Event"):

            (i) the closing of a Qualified Public Offering of QuatRx (as defined in the Amended and Restated Certificate of Incorporation of QuatRx) occurring prior to an Ospemifene Discontinuance, as defined below,

            (ii) in the absence of a Regulatory Delay, as defined below, upon the earlier of (a) dosing of the first patient in the second Phase III clinical trial of ospemifene conducted by QuatRx or its licensee, (b) submission by QuatRx or its licensee and acceptance for filing by the FDA of a New Drug Approval seeking marketing approval of ospemifene or, (c) twelve (12) months after the receipt by QuatRx of the final report for the first phase III clinical study of ospemifene conducted by QuatRx or its licensee, unless the Ospemifene Discontinuance occurs prior to such dosing and before the end of such twelve
                  (12) month period, and

            (iii) in the event of a Regulatory Delay, upon the earlier of (a)
                  dosing of the first patient in the second Phase III clinical trial of ospemifene by QuatRx or its licensee or (b) twenty-four (24) months after the receipt by QuatRx of the final report for the first phase III clinical study of ospemifene conducted by QuatRx or its licensee, unless the Ospemifene Discontinuance occurs prior to such dosing and before the end of such twenty-four (24) month period.

If the Ospemifene Discontinuance occurs at any time prior to the occurrence of an Earn Out Event, then the Earn Out Shares shall be released to QuatRx and the shares of capital stock of QuatRx so released shall be cancelled. The term "Ospemifene Discontinuance" shall mean the termination of development of ospemifene by QuatRx and/or its licensee, as evidenced by a resolution of the Board of Directors of QuatRx to completely discontinue all further development and commercialization work on ospemifene by QuatRx and/or its licensee provided that such decision to discontinue is approved pursuant to the standards set forth in section 5(c) below. The term "Regulatory Delay" shall mean an action by the FDA which (i) prevents QuatRx from commencing the second Phase III clinical trial of ospemifene, and (iii) lasts beyond the twelve (12) month anniversary of QuatRx' receipt of such final report.

      4. INDEMNIFICATION FUND.

            (a) DELIVERIES OUT OF INDEMNIFICATION FUND. Upon receipt by Escrow Agent at any time on or before the last day of the Indemnity Escrow Period (as defined in Section 4(d)) of a certificate signed by any officer of QuatRx (an "Officer's Certificate"):

                 (i) stating that QuatRx or any other Indemnified Person has paid or reasonably anticipates that it will have to pay or incur Losses which on a cumulative basis with all prior Damages exceed US $150,000.00;

                 (ii) specifying in reasonable detail the individual items of Losses included in the amount so stated, the date each such item was paid or incurred, or the basis for such anticipated liability, and the nature of the misrepresentation, breach of warranty or claim to which such item is related, and

                 (iii) stating the proposed number and type of Delivered Shares (as defined below) determined in accordance with the next two sentences of this
Section 4(a) and the value thereof determined in accordance with Section
4(a)(iv).

Escrow Agent shall, subject to the provisions of Section 4(b) below, deliver to QuatRx out of the Indemnification Fund, as promptly as practicable, Escrow Shares or other assets held in the Indemnification Fund (the "Delivered Shares") in an amount equal to such Losses. The number of shares of QuatRx Series D Preferred Stock, QuatRx Series D-1 Preferred Stock and QuatRx Common Stock comprising the Delivered Shares shall be proportionate to the total number of shares of QuatRx Series D Preferred Stock, QuatRx Series D-1 Preferred Stock and QuatRx Common Stock, respectively, then held in the Indemnification Fund.

                 (iv) For the purposes of determining the number of Escrow Shares to be delivered to QuatRx out of the Indemnification Fund pursuant to
Section 4(a), the shares of QuatRx Stock shall be valued at US $1.40 per share, provided that, if shares of QuatRx Stock are then traded on a securities exchange or through the Nasdaq National Market, the shares of QuatRx Stock shall be valued at the greater of US $1.40 per share and the average of the closing prices of the shares of QuatRx Stock on such quotation system over the ten (10) trading days ending three (3) days prior to the delivery of the Officer's Certificate. It is acknowledged and understood that $1.40 per share of QuatRx Stock is not reflective of the fair market value of the Common Stock and the valuation thereof for the purposes of this Agreement has been determined solely for purposes of convenience. In no event shall the number of Escrow Shares released to QuatRx pursuant to this Section 4(a) exceed the amount of Escrow Shares then allocable to the Indemnification Fund.

            (b) OBJECTIONS TO CLAIMS. At the time of delivery of any Officer's Certificate to Escrow Agent, QuatRx shall deliver a duplicate copy of such certificate to the Accredited Sellers and Securityholder Representatives and for a period of 30 days after receipt of the Officer's Certificate, Escrow Agent shall make no delivery to QuatRx from the Indemnification Fund pursuant to
Section 4(a) hereof unless Escrow Agent shall have received written authorization from the Accredited Sellers and/or the Securityholder Representatives, together representing at least thirty (30) percent of the shares of QuatRx Stock in the Indemnification Fund and including at least one (1) Accredited Seller, as set forth in such written authorization and upon which the Escrow Agent may rely, to make such delivery. After the expiration of such 30 day period, Escrow Agent shall make delivery from the Indemnification Fund in accordance with Section 4(a) hereof, provided that no such payment or delivery may be made if the Escrow Agent and QuatRx shall receive, prior to the expiration of such 30 day period, a jointly executed written statement of the Accredited Sellers and/or the Securityholder Representative(s), together representing at least thirty (30) percent of the shares of QuatRx Stock in the Indemnification Fund and including at least one (1) Accredited Seller, as set forth in such written statement and upon which the Escrow Agent may rely, objecting to the claim made in the Officer's Certificate.

      (c) RESOLUTION OF CONFLICTS; ARBITRATION.

            (i) In case the Accredited Sellers and/or the Securityholder Representative(s), together representing at least thirty (30) percent of the shares of QuatRx Stock in the Indemnification Fund and including at least one
(1) Accredited Seller, shall object in writing pursuant to Section 4(b) above, to any claim or claims made in any Officer's Certificate, such Accredited Sellers, Securityholder Representatives and QuatRx shall attempt in good faith to agree upon the rights of the respective parties with respect to each of such claims within 45 days after Escrow Agent's receipt of the Accredited Sellers' and/or Securityholder Representatives' written objection to the claim pursuant to Section 4(b) (the "Negotiation Period"). If Accredited Sellers, Securityholder Representatives and QuatRx should so agree during the Negotiation Period, a memorandum setting forth such agreement shall be prepared and jointly signed by such parties and shall be furnished to Escrow Agent. Escrow Agent shall be entitled to rely on any such memorandum and distribute the Escrow Shares and/or other property from the Indemnification Fund in accordance with the terms thereof.

            (ii) If no such agreement has been reached by the end of the Negotiation Period, QuatRx, any Accredited Sellers or any Securityholder Representative may demand arbitration of the matter unless the amount of the Losses is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained by settlement or a non-appealable decision of a court of competent jurisdiction or the respective parties agree to arbitration; and in either such event the matter shall be settled by arbitration conducted in accordance with Section 12.8 of the Exchange Agreement.

      (d) RELEASE OF INDEMNIFICATION FUND. Subject to the following requirements, the Indemnification Fund shall remain in existence from the Closing Date until the twelve month anniversary of the Closing Date (the "Indemnity Escrow Period"). Upon the expiration of the Indemnity Escrow Period, the Escrow Fund shall terminate with respect to all Escrow Shares then remaining in the Indemnification Fund, and all such Escrow Shares shall be delivered to Sellers; provided, however, that a number of Escrow Shares, which, in the good faith judgment of QuatRx, is necessary to satisfy any unsatisfied claims specified in any Officer's Certificate (setting forth the basis of such liability, the nature of the misrepresentation, breach of warranty and/or claim to which such item is related) delivered to Escrow Agent prior to the expiration of such Indemnity Escrow Period with respect to facts and circumstances existing on or prior to the end of the Indemnity Escrow Period shall remain in the Indemnification Fund (and the Indemnification Fund shall remain in existence) until such claims have been resolved; provided further, that QuatRx agrees to notify Escrow Agent in writing of the expiration of the Indemnity Escrow Period (which notification shall be made immediately after the expiration of the Indemnity Escrow Period, and, in case of non-receipt of such notification by the Escrow Agent within five (5) days from the end of the Indemnity Escrow Period, it shall then be deemed to have been received by the Escrow Agent). As soon as all such claims have been resolved, Escrow Agent shall deliver to Sellers all Escrow Shares and other property then remaining in the Indemnification Fund and not required to satisfy such claims. Deliveries of Escrow Shares and other property to Sellers pursuant to this Section 4(d) shall be made in accordance with each Seller's proportionate interest in the Indemnification Fund.

      5. EARN OUT FUND.

            (a) DELIVERIES OUT OF EARN OUT FUND. Upon receipt by Escrow Agent at any time of an Officer's Certificate, which shall be delivered by QuatRx forthwith after the occurrence of an Earn Out Event and shall not, in any case, be unreasonably withheld or delayed, stating that an Earn Out Event has occurred, Escrow Agent shall release to the Sellers, as promptly as practicable, all Escrow Shares or other assets held in the Earn Out Fund. Deliveries of Escrow Shares and other property to Sellers pursuant to this Section 5(a) shall be made in accordance with each Seller's proportionate interest in the Earn Out Fund.

            (b) RELEASE OF EARN OUT FUND TO QUATRX. Upon receipt by Escrow Agent at any time of an Officer's Certificate stating that the Ospemifene Discontinuance has occurred, Escrow Agent shall release to QuatRx, as promptly as practicable, all Escrow Shares or other assets then held in the Earn Out Fund for cancellation.

            (c) DECISION MAKING RELATING TO OSPEMIFENE DISCONTINUANCE. The resolution of the Board of Directors of QuatRx on the Ospemifene Discontinuance shall be based on objective facts and results of the (first) Phase III Clinical Study and the regulatory and commercial implications of such results, all as determined in the sole and complete discretion of the Board of Directors of QuatRx. A decision of Ospemifene Discontinuance shall be supported by at least two thirds (2/3) of all members of QuatRx Board of Directors.

      6. SECURITYHOLDER REPRESENTATIVES. A Securityholder Representative may be changed by the Represented Sellers that designated such Securityholder Representative from time to time upon not less than 10 days' prior written notice to QuatRx (with a copy of such notice of change immediately provided to the Escrow Agent); provided that a Securityholder Representative may not be removed unless a majority of Represented Sellers that designated such Securityholder Representative agree to such removal and to the identity of the substituted agent. No bond shall be required of Securityholder Representatives, and Securityholder Representatives shall not receive compensation for their services. Notices or communications to or from the applicable Securityholder Representative shall constitute notice to or from each of the Represented Sellers that designated such Securityholder Representative.

      7. ESCROW AGENT'S DUTIES.

            (a) Escrow Agent shall hold and safeguard the Escrow Fund until it is released in its entirety in accordance with the terms of this Agreement, shall treat such fund as a trust fund in accordance with the terms of this Agreement and the Exchange Agreement and not as the property of QuatRx and shall hold and dispose of the Escrow Fund only in accordance with the terms hereof. QuatRx, Accredited Sellers and Securityholder Representatives acknowledge and agree that Escrow Agent (i) shall not be responsible for any of the agreements referred to herein but shall be obligated only for the performance of such duties as are specifically set forth in this Agreement and as set forth in any additional written escrow instructions which Escrow Agent may receive after the date of this Agreement that are jointly signed by an officer of QuatRx, all of the Accredited Sellers and all of the Securityholder Representatives; (ii) shall not be obligated to take any legal or other action hereunder which might in its reasonable judgment involve expense or liability unless it shall have been furnished with indemnity reasonably acceptable to it; and (iii) may rely on and shall be protected in acting or refraining from acting upon any written notice, instruction, instrument, statement, request or document furnished to it hereunder and reasonably believed by it to be genuine and to have been signed or presented by the proper person, and shall have no responsibility for determining the accuracy thereof.

            (b) Escrow Agent is hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person, excepting only orders or process of courts of competent jurisdiction or written decision of arbitrators pursuant to Section 4(c), and is hereby expressly authorized to comply with and obey orders, judgments or decrees of any court of competent jurisdiction or written decision of arbitrators. In case Escrow Agent obeys or complies with any such order, judgment or decree of any court or written decision of arbitrators, Escrow Agent shall not be liable to any of the parties hereto or to any other person by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

            (c) Escrow Agent shall not be liable in any respect on account of the identity, authority or rights of the parties executing or delivering or purporting to execute or deliver this Agreement or any documents or papers deposited or called for hereunder.

            (d) Escrow Agent shall not be liable for the expiration of any rights under any statute of limitations with respect to this Agreement or any documents deposited with Escrow Agent.

            (e) Neither Escrow Agent nor any of its directors, officers or employees shall be liable to anyone for any action taken or omitted to be taken by it or any of its directors, officers or employees hereunder except in the case of gross negligence, bad faith or willful misconduct. Subject to Section 7(g) below, QuatRx and Sellers (collectively, the "Indemnifying Parties") covenant and agree to jointly and severally indemnify Escrow Agent and hold it harmless from and against any fee, loss, liability or expense (including reasonable attorney's fees and expenses of counsel selected by the Escrow Agent) (a "Loss") incurred by Escrow Agent arising out of or in connection with the performance of its obligations in accordance with the provisions of this Agreement or with the administration of its duties hereunder, unless such Loss shall arise out of or be caused by Escrow Agent's gross negligence, bad faith or willful misconduct; provided, however, that indemnification for Escrow Agent's standard fees and expenses set forth on the fee schedule attached hereto as Exhibit B shall be borne exclusively by QuatRx, and provided further that the indemnity agreement contained in this Section 7(e) shall not apply to amounts paid in settlement of any Loss if such settlement is effected without the consent of QuatRx, Accredited Sellers and Securityholder Representatives.

            (f) To the extent that Escrow Agent becomes liable for the payment of any taxes in respect of income derived from the investment of funds held or payments made hereunder, Escrow Agent shall satisfy such liability to the extent possible from the Escrow Fund. If cash is not available in the Escrow Fund to satisfy such taxes, if any, then QuatRx shall provide sufficient funds to be added to the Escrow Fund to satisfy such liability. Subject to Section 7(g) below, Indemnifying Parties agree to jointly and severally indemnify and hold Escrow Agent harmless from and against any taxes, additions for late payment, interest, penalties and other expenses, that may be assessed against Escrow Agent on any payment or other activities under this Agreement unless any such tax, addition for late payment, interest, penalty or other expense shall arise out of or be caused by the actions of, or a failure to act by, Escrow Agent. No distributions will be made to Sellers unless Escrow Agent is supplied with an original, signed IRS Form W-8, W-9 or its equivalent prior to distribution.

            (g) Notwithstanding the joint and several nature of the obligations of Indemnifying Parties under Section 7(e) and 7(f), Sellers' total collective share of the liability for indemnification of Escrow Agent under Sections 7(e) and 7(f) hereof (the "Indemnification Liability") shall in no event exceed the value of the Escrow Fund then available to pay such liability. Any and all amounts to be paid by Sellers for their share of the Indemnification Liability shall be payable only out of the Escrow Fund including up to all such Indemnification Liability in the case of any tax liability arising from failure to provide correct information with respect to any taxes pursuant to Section 7(f) above. Except as otherwise provided in Section 7(e), one half of the total Indemnification Liability shall be paid out of the Escrow Fund and allocated pro rata among each of the Sellers according to their respective percentage ownership of the Escrow Fund, and one half of the total Indemnification Liability shall be paid by QuatRx. In the event that payment of an Indemnification Liability is to be paid pursuant to this Section 7(g), the Escrow Agent shall deliver to QuatRx out of the Escrow Fund a number of shares of QuatRx Stock equal to the value of such Indemnification Liability in accordance with Section 4(a)(iii) hereof, and QuatRx shall pay to the Escrow Agent an amount of cash equal to the value of such QuatRx Stock so delivered, pursuant to written payment instructions provided by the Escrow Agent.

            (h) Escrow Agent may resign at any time upon giving at least 30 days' written notice to QuatRx, Accredited Sellers and Securityholder Representatives; provided, however, that no such resignation shall become effective until the appointment of a successor escrow agent, which shall be accomplished as follows: QuatRx, Accredited Sellers and Securityholder Representatives shall use their best efforts to agree upon a successor agent within 30 days after receiving such notice. If the respective parties fail to agree upon a successor escrow agent within such time, Accredited Sellers and Securityholder Representatives with the consent of QuatRx, which shall not be unreasonably withheld, shall have the right to appoint a successor escrow agent authorized to do business in New York. The successor escrow agent selected in the preceding manner shall execute and deliver an instrument accepting such appointment and it shall thereupon be deemed Escrow Agent hereunder and it shall without further acts be vested with all the estates, properties, rights, powers, and duties of the predecessor Escrow Agent as if originally named as Escrow Agent. If no successor escrow agent is named, Escrow Agent may apply to a court of competent jurisdiction for the appointment of a successor escrow agent. Thereafter, the predecessor Escrow Agent shall be discharged from any further duties and liabilities under this Agreement. The provisions of paragraphs 8(e) and 8(f) shall survive the resignation or removal of Escrow Agent or the termination of this Agreement.

      8. FEES, EXPENSES AND TAXES. QuatRx agrees to pay or reimburse Escrow Agent for its normal services hereunder in accordance with the fee schedule attached hereto as Exhibit B. The Escrow Agent shall be entitled to reimbursement upon 30 days' written notice for all expenses incurred in connection with Sections 7(e) and 7(f) above, and payment of any legal fees and expenses incurred by the Escrow Agent in connection with the resolution of any claim by any party hereunder. Taxes incurred with respect to the earnings of the Escrow Fund and payments made hereunder shall be borne by the party to whom such earnings are distributed (or to be distributed) or to whom such payment is made.

      9. MISCELLANEOUS.

            (a) AMENDMENTS AND WAIVERS. Any term of this Agreement may be amended or waived with the written consent of the parties or their respective successors and assigns. Any amendment or waiver effected in accordance with this
Section 9(a) shall be binding upon the parties and their respective successors and assigns.

            (b) SUCCESSORS AND ASSIGNS. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

            (c) GOVERNING LAW; JURISDICTION. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of New York, without giving effect to principles of conflicts of law. Each of the parties to this Agreement consents to the exclusive jurisdiction and venue of the courts of the state and federal courts of New York.

            (d) COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

            (e) TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

            (f) NOTICES. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon receipt, when delivered personally or by courier, overnight delivery service or confirmed facsimile, or forty-eight (48) hours after being deposited in the regular mail as certified or registered mail (airmail if sent internationally and in case of international airmail, copy to be sent by facsimile) with postage prepaid, if such notice is addressed to the party to be notified at such party's address or facsimile number as set forth below, or as subsequently modified by written notice.

      If to QuatRx:

            QuatRx Pharmaceuticals Company
            777 East Eisenhower Parkway
            Suite 100
            Ann Arbor, MI  48108
            Telephone No.:  734-913-9900
            Telecopier No.: 734-913-0743
            Attention:  Chief Executive Officer

      With a copy to:

            Heller Ehrman White & McAuliffe LLP
            120 West 45th Street
            New York, NY 10036
            Telephone No.: (212) 763-7600
            Telecopier No.: (212) 847-8798
            Attention:  Stephen M. Davis, Esq.

      If to Bio Fund Ventures I LP:

            Bio Fund Ventures I LP
            c/o Bio Fund Management Ltd
            PO Box 164
            FIN-00101 Helsinki, Finland
            Telephone No.:  +358 9 2514 460
            Telecopier No.: +358 9 2514 4620

      If to Bio Fund Ventures II LP:

            Bio Fund Ventures II LP
                c/o Bio Fund Management Ltd
                PO Box 164
                FIN-00101 Helsinki, Finland
                Telephone No.:  +358 9 2514 460
                Telecopier No.: +358 9 2514 4620

         If to Bio Fund Ventures II Follow-on Fund LP:

                Bio Fund Ventures II Follow-on Fund LP
                c/o Bio Fund Management Ltd
                PO Box 164
                FIN-00101 Helsinki, Finland
                Telephone No.:  +358 9 2514 460
                Telecopier No.: +358 9 2514 4620

         If to the Finnish National Fund for Research and Development:

                Finnish National Fund for Research and Development
                PO Box 160
                FIN-00181 Helsinki, Finland
                Telephone No.:  +358 9 618 991
                Telecopier No.: +358 9 645 072

         If to BI Biomedical Venture III Ltd. (P/S):

                PO Box 2672
                DK-2100 Copenhagen, Denmark
                Telephone No.:  45 7730 9043
                Telecopier No.: 45 3348 9188

         If to H&B Capital LP:

                Kleinwort Benson House, P.O. Box 76
                Wests Centre, St Helier, Jersey
                JE4 8PQ, Channel Islands
                Telephone No.:  46.8.545.680.60
                Telecopier No.: 46.8.545.680.70

         If to the Institutional Securityholder Representative:

                Mr. Ari Jauho
                Kristianinkatu 11-13 C 55

                FI-00170 Helsinki, Finland
                Telephone No.:  +358 9 6962 7210
                Telecopier No.: +358 9 6962 7222

         If to the Individual Securityholder Representative

                Mr. Kauko Kurkela
                Aapontie 11 B 1
                FI-02180 Espoo, Finland
                Telephone No.:  +358 2 251 8466
                Telecopier No.: +358 2 251 8359

         If to the Escrow Agent:

                U.S. Bank, National Association
                One California Street
                Suite 2100
                San Francisco, CA  94111
                Telephone No.:   (415) 273-4563
                Telecopier No.:  (415) 273-4591
                Attention:  Michael P. Susnow, Vice President

            (g) SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith, in order to maintain the economic position enjoyed by each party as close as possible to that under the provision rendered unenforceable. In the event that the parties cannot reach an agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

            (h) ENTIRE AGREEMENT. Except as set forth in the Exchange Agreement, this Agreement is the product of all of the parties hereto, and constitutes the entire agreement between such parties pertaining to the subject matter hereof, and merges all prior negotiations and drafts of the parties with regard to the transactions contemplated herein. Any and all other written or oral agreements existing between the parties hereto regarding such transactions are expressly canceled.

            (i) ADVICE OF LEGAL COUNSEL. Each party acknowledges and represents that, in executing this Agreement, it has had the opportunity to seek advice as to its legal rights from legal counsel and that the person signing on its behalf has read and understood all of the terms and provisions of this Agreement. This Agreement shall not be construed against any party by reason of the drafting or preparation thereof.

The parties have executed this Agreement as of the date first above written.

                                         QUATRX PHARMACEUTICALS COMPANY

                                         By: /s/ Robert L. Zerbe
                                             --------------------
                                         Name:  Robert L. Zerbe
                                         (print)

                                         Title:CEO

                                         ESCROW AGENT

                                         U.S. BANK, NATIONAL ASSOCIATION
                                         By: /s/ Michael P. Susnow
                                             --------------------
                                         Name:  Michael P. Susnow
                                         Title: Vice President

                       SIGNATURE PAGE TO ESCROW AGREEMENT

                                     INSTITUTIONAL SECURITYHOLDER
                                     REPRESENTATIVE

                                     By: /s/ Ari Jauho
                                         -----------------------

                                     Name: Ari Jauho

                                     Title: Investment Director

                                     INDIVIDUAL SECURITYHOLDER REPRESENTATIVE

                                     By: /s/ Kauko Kurkela
                                         -----------------------
                                     Name: Kauko Kurkela

                                     Title: ____________________________________

                                     Biofund Ventures I LP

                                     By: /s/ Kalevi Kurkijarvi
                                         -----------------------

                                     Name: Kalevi Kurkijarvi

                                     Title: General Partner, Chairman and CEO

                                     Biofund Ventures II LP

                                     By: /s/ Kalevi Kurkijarvi
                                         -----------------------

                                     Name: Kalevi Kurkijarvi

                                     Title: General Partner, Chairman and CEO

                       SIGNATURE PAGE TO ESCROW AGREEMENT

                               BIO FUND VENTURES II ANNEX FUND LP

                               By: /s/ Kalevi Kurkijarvi
                                   -----------------------

                               Name: Kalevi Kurkijarvi

                               Title: General Partner, Chairman and CEO

                               THE FINNISH NATIONAL FUND FOR RESEARCH
                               AND DEVELOPMENT

                               By: /s/ Magnus Sjoblom
                                   --------------------

                               Name: Magnus Sjoblom

                               Title: Director of Finance and Corporate Funding

                               BANKINVEST BIOMEDICAL VENTURE III

                               By: /s/ Boarne Thorup   /s/ Thomas Tscherning
                                   -----------------   ---------------------

                               Name: Boarne Thorup        Thomas Tscherning

                               Title: Group CIO           Deputy Man. Dir.

                               H&B CAPITAL LP

                               By: /s/ Lars Gatenbeck
                                   ----------------------

                               Name: Lars Gatenbeck

                               Title: General Partner

                       SIGNATURE PAGE TO ESCROW AGREEMENT

                                     HORMOS MEDICAL CORPORATION

                                     By: /s/ Risto Lammintausta
                                         ----------------------

                                     Name: Risto Lammintausta

                                     Title: CEO

                       SIGNATURE PAGE TO ESCROW AGREEMENT

                                    EXHIBIT A

                            SELLERS AND ESCROW SHARES

                                                                        ESCROW SHARES
                                                    --------------------------------------------------------
                                                                   SERIES D PREFERRED   SERIES D-1 PREFERRED
                   SELLERS                          COMMON STOCK          STOCK               STOCK
--------------------------------------------        ------------   ------------------   --------------------
Aboa Venture II                                         90,808             9,455               37,594
Aaltonen Annukka                                           146                15                   60
Ali-Rantala Mika                                         3,112               324                1,288
Anttila Markku                                             292                30                  121
Apteekkien Elakekassa                                   20,887             2,175                8,647
Besodos Oy                                              10,815             1,126                4,477
Bio Fund Ventures I Ky                                 169,582            17,657               70,206
Bio Fund Ventures II Jatkosijoitusrahasto Ky            74,883             7,798               31,001
Bio Fund Ventures II Ky                                165,115            17,192               68,357
Biomedical Venture III Ltd. (P/S)                      823,211            85,715              340,807
Blom Taru                                                  165                17                   68
Backlund Anne                                              165                17                   68
Eloranta Maire                                             506                53                  209
Elakevakuutusosakeyhtio Veritas                         28,980             3,017               11,998
Gronroos Paula                                             165                17                   68
H&B Capital LP                                         484,240            50,421              200,474
Haapaniemi Marja-Leena                                     311                32                  129
Halonen Kaija                                           18,260                28                  112
Halonen Katariina                                        1,009               105                  418
Halonen Minttu                                             292                30                  121
Hannula Seija                                            1,168               121                  483
Heinonen Sarita                                            165                17                   68
Hellevuo Tia                                               165                17                   68
Henkivakuutusosakeyhtio Veritas                         14,486             1,508                5,997
Hirvela Leena                                              165                17                   68
Huhtinen Kaisa                                           1,460               152                  604
Harkonen Pirkko                                         50,254                40                  158
Innoventure Oy                                          98,502            10,256               40,779
Johansson Nina                                             165                17                   68
Jokela Riitta                                              146                15                   60
Jarvenpaa Anna-Maija                                       292                30                  121
Kalapudas Arja                                             457                47                  189
Kangas Lauri                                           141,570               182                  724
Karinkanta Minna                                           146                15                   60
Karvonen Matti                                             274                28                  114
Kaukoranta Pirkko                                        1,652               172                  684

                                                                        ESCROW SHARES
                                                    --------------------------------------------------------
                                                                   SERIES D PREFERRED   SERIES D-1 PREFERRED
                   SELLERS                          COMMON STOCK          STOCK               STOCK
--------------------------------------------        ------------   ------------------   --------------------
Keskinainen Elakevakuutusyhtio Ilmarinen                58,007             6,040               24,015
Keskinainen Elakevakuutusyhtio Tapiola                  78,688             8,193               32,576
Keskinainen Henkivakuutusyhtio Suomi                   100,901            10,506               41,773
Keskinainen Henkivakuutusyhtio Tapiola                  40,960             4,265               16,957
Keskinainen Vakuutusyhtio Tapiola                       57,857             6,024               23,953
Kiiskinen Mirja                                            165                17                   68
Knuutila Vesa                                            1,460               152                  604
Komi Janne                                               1,652               172                  684
Kouki-Makinen Saija                                        438                46                  181
Kurkela Kauko                                           17,935                13                   51
Kytomaa Riikka                                             277                29                  115
Laakso Sami                                              1,168               121                  483
Lahtonen Kai                                             1,183               123                  490
Lahtonen Marja-Leena                                       146                15                   60
Lammintausta Risto                                     141,570               182                  724
Lehtola Veli-Matti                                         292                30                  121
Leino Timo                                               1,663               173                  688
Lindstedt Jenni                                          1,468               153                  607
Mertsola Leena                                           1,460               152                  604
Nilson Anna                                                749                78                  310
Nyman Leena                                                146                15                   60
Ojala Tero                                               1,487               155                  616
Oy Fausto Ab                                             5,912               616                2,448
Pellas Lars                                              3,305               344                1,368
Penttila Tarja-Leena                                       146                15                   60
Perala Merja                                               340                35                  141
Pharmavir Oy                                             1,747               182                  723
Poussu Anssi                                               274                28                  114
Poutiainen Kustaa                                        6,915               720                2,863
Rautakoski Eila                                            165                17                   68
Reponen Jouni                                              146                15                   60
Sampo Oyj                                               99,349            10,344               41,130
Santasalo Securities Oy                                 14,593             1,519                6,042
Santti Risto                                            50,254                40                  158
Suomen Itsenaisyyden Juhlarahasto                      421,624            43,901              174,551
Sodervall Marja                                         18,260                28                  112
Terila Oy                                                5,047               526                2,089
Thornell Anders                                            165                17                   68
Toivanen Marja                                           9,914             1,032                4,104
Toivanen-Koivisto Maarit                                 9,914             1,032                4,104
Tunnela Hannele                                            146                15                   60

                                                                        ESCROW SHARES
                                                    --------------------------------------------------------
                                                                   SERIES D PREFERRED   SERIES D-1 PREFERRED
                   SELLERS                          COMMON STOCK          STOCK               STOCK
--------------------------------------------        ------------   ------------------   --------------------
Tuomaala Susanna                                           578                60                  239
Tatila Mikko                                             1,537               160                  636
Unkila Mikko                                               457                47                  189
Uusitalo Marja                                             826                86                  342
Vahinkovakuutusosakeyhtio Pohjola                       25,225             2,626               10,443
Wahlstedt-Lindstrom Kira                                   311                32                  129
Vakuutusosakeyhtio Henki-Sampo                          99,349            10,344               41,130
Vesa Mirja-Liisa                                           311                32                  129
Westman Mia                                                292                30                  121
Vaananen Kalervo                                        50,254                40                  158
Ylamaki Mervi                                              165                17                   68
Yritysten Henkivakuutus Oy Tapiola                      27,305             2,843               11,304
Ohman Ann-Marie                                          1,537               160                  636
TOTAL                                                3,570,046           321,415            1,277,995

                                    EXHIBIT B

                                  FEE SCHEDULE

[US BANK LOGO]

      Corporate Trust
      Services

                             FEE SCHEDULE FOR ESCROW
                        SCHEDULE OF FEES FOR SERVICES AS
                                  ESCROW AGENT

                                       FOR
                                     QUATRX
                             Customer Name / Series

INITIAL FEES
01010             Acceptance Fee (excluding charge for legal counsel and/or legal opinion)                       $3,000.00
                  The acceptance, fee includes the administrative review of documents, initial set-up of the account, and other reasonably required services up to and including the closing. This is a one-time fee, payable at closing.

                  U.S. Bank Corporate Trust Services reserves the right to refer any or all escrow documents for legal review before execution. Legal fees (billed on an hourly basis) and expenses for this service will be billed to, and paid by, the customer.
                  If appropriate and upon request by the customer, U.S. Bank Corporate Trust
                  Services will provide advance estimates of these legal fees.

                                         "IMPORTANT INFORMATION
                                ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT"

                  To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify and record information that identifies each person who opens an account.

                  For a non-individual person such as a business entity, a charity, a Trust or other legal entity we will ask for documentation to verify its formation and existence as a legal entity. We may also ask to see financial statements, licenses, identification and authorization documents from individuals claiming authority to represent the entity or other relevant documentation."

ADMINISTRATION FEES BILLED ANNUALLY
04460             ESCROW AGENT                                                                                   $1,000.00

                  Annual administration fee for performance of the routine duties of the escrow agent associated with the management of the account. Administration fees are payable in advance.

INCIDENTAL EXPENSES
SUCE000           Indirect OOP Expenses in Advance Charge for miscellaneous expenses such as; fax,
0                  messenger service, overnight mail, telephone, stationery and postage.
                  This charge is a percent of total Administration Fees, charged in advance.                           3.0%

TRANSACTION FEES
10880             DISBURSEMENTS/DRAWS                                                                            $   20.00
                  Charge per item disbursed. Includes the wire or check fee.

10100             TRADES                                                                                         $  100.00
                  Charge per trade to buy or sell investments, excluding automated sweep transactions.*

                  "Automatic sweeping of cash into money market funds is not considered a "trade" for the purposes of this fee. However, applicable fees are disclosed in the "Automatic
                  Money Market Investments" authorization letter or the fund prospectus provided

10101             RECEIPTS                                                                                       $   20.00
                  Charge per receipt of funds via wire or check.

[US BANK LOGO]

       Corporate Trust
       Services

DIRECT OUT OF POCKET EXPENSES
                  Reimbursement of expenses associated with the performance of our duties, including             At Cost
                  but not limited to publications, legal counsel after the initial close, travel expenses and filing fees.

EXTRAORDINARY SERVICES
                  Extraordinary services are duties or responsibilities of an unusual nature, including termination, but not provided for in the governing documents or otherwise set forth in this schedule. A reasonable charge will be assessed based on the nature of the service and the responsibility involved. At our option, these charges will be billed at a flat fee or at our hourly rate then in effect.

Account approval is subject to review and qualification. Fees are subject to change at our discretion and upon written notice. FEES PAID IN ADVANCE WILL NOT BE PRORATED. The fees set forth above and any subsequent modifications thereof are part of your agreement. Finalization of the transaction constitutes agreement to the above fee schedule, including agreement to any subsequent changes upon proper written notice. In the event your transaction is not finalized, any related out-of-pocket expenses will be billed to you directly. Absent your written instructions to sweep or otherwise invest, all sums in your account will remain uninvested and no accrued interest or other compensation will be credited to the account. Payment of fees constitutes acceptance of the terms and conditions set forth.

DATED: MAY 23, 2005